Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•Form S-8 No. 333-84906 and Form S-8 No. 333-129334 pertaining to the Elevance Health 401(k) Plan;
•Form S-8 No. 333-156099 pertaining to the Elevance Health Employee Stock Purchase Plan;
•Form S-8 No. 333-159830 pertaining to the Elevance Health Incentive Compensation Plan;
•Form S-8 No. 333-218190 pertaining to the 2017 Elevance Health Incentive Compensation Plan; and
•Form S-3 No. 333-249877 pertaining to the Elevance Health, Inc. registration of senior debt securities, subordinated debt securities, preferred stock, common stock, depositary shares, warrants, rights, stock purchase contracts and stock purchase units of our reports dated February 15, 2023, with respect to the consolidated financial statements and financial statement schedule listed in the Index at Item 15(c) of Elevance Health, Inc., and the effectiveness of internal control over financial reporting of Elevance Health, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022.

/S/ Ernst & Young LLP

Indianapolis, Indiana
February 15, 2023

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